Exhibit 5.04

WRITER’S NAME	:	Zandra Tan Suet Ping	DIRECT TEL	:	+603 2299 3868
			DIRECT FAX	:	+603 2287 1616
			DIRECT E-MAIL	:	zandra.tan@rahmatlim.com

OUR REF	:	8013000688
YOUR REF	:

Date	:	14 June 2013

Flextronics International Ltd.

2 Changi South Lane

Singapore 486123

Dear Sirs

Proposed exchange offer of debt securities

1.                                      We have been requested by Flextronics International Ltd. to provide this opinion in connection with:

1.1                               the Indenture dated 20 February 2013 by, among others, each of Flextronics Marketing (L) Ltd. (“FML”) and Flextronics Sales & Marketing North Asia (L) Ltd. (“FSM”) (collectively, the “Guarantors”) (the “Indenture”);

1.2                               the $500,000,000 principal amount of its 4.625% Notes due 2020 and $500,000,000 principal amount of its 5.000% Notes due 2023 which are to be registered under the Securities Act 1933 (the “Exchange 2020 Notes” and “Exchange 2023 Notes” respectively, and the Exchange 2020 Notes and Exchange 2023 Notes are collectively referred to as the “Exchange Notes”) pursuant to a registration statement on Form S-4 (the “Registration Statement”) filed under the Securities Act of 1933, as amended (the “Act”), and which are unconditionally guaranteed (the “Guarantees”, and together with the Exchange Notes, the “Securities”), jointly and severally, on an unsecured basis by amongst others, each of the Guarantors

(the Indenture and the Securities are collectively referred to as the “Transaction Documents”) pursuant to the offer to exchange $500,000,000 principal amount of its outstanding, unregistered 4.625% Notes due 2020 (the “Original 2020 Notes”) for the Exchange 2020 Notes and $500,000,000 principal amount of its outstanding, unregistered 5.000% Notes due 2023 (the “Original 2023 Notes” and, together with the Original 2020 Notes, the “Original Notes”) for the Exchange 2023 Notes to the Initial Purchasers.

2.                                      Terms defined and references construed in the Transaction Documents shall, unless otherwise defined herein or the context requires otherwise, have the same meaning and construction in this opinion.

3.                                      This opinion is limited to the laws of Malaysia (other than the state laws of Sabah or Sarawak) of general application at the date of this opinion, as currently applied by the courts of Malaysia, and is given on the basis that it will be governed by and construed in accordance with the laws of Malaysia (other than the state laws of Sabah or Sarawak). We have made no investigation of, and do not

RAHMAT LIM & PARTNERS

SUITE 33.01, LEVEL 33, THE GARDENS NORTH TOWER, MID VALLEY CITY, LINGKARAN SYED PUTRA, 59200 KUALA LUMPUR, MALAYSIA

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express or imply any views on, the laws of any country other than Malaysia. In particular, we have made no investigation of the laws of the State of New York as a basis for this opinion and do not express or imply any views on such laws.

4.                                      For the purpose of this opinion, we have examined:

4.1                               an electronic version in PDF format of an executed copy of each of the Indenture and the Guarantees received by electronic mail;

4.2                               in relation to FML, an electronic version in PDF format of each of the Memorandum and Articles of Association of FML, the Certificate of Incorporation (Form 7) dated 5 April 2005, the Register of Directors dated 28 March 2013, and a letter dated 8 April 2005 issued by the Controller of Foreign Exchange, Malaysia (“BNM”), declaring FML to be a non-resident of Malaysia for exchange control purposes with effect from 5 April 2005 (the “FML Declaration Letter”), received by electronic mail;

4.3                               in relation to FSM, an electronic version in PDF format of each of the Memorandum and Articles of Association of FSM, the Certificate of Incorporation (Form 7) dated 17 June 2002, the Register of Directors dated 28 March 2013, and a letter dated 4 July 2002 issued by the BNM, declaring FSM to be a non-resident of Malaysia for exchange control purposes with effect from 17 June 2002 (the “FSM Declaration Letter”, and together with the FML Declaration Letter, the “Declaration Letters”), received by electronic mail;

4.4                               an electronic version in PDF format of the extract of the resolutions in writing of the Board of Directors of FML (the “FML Board Resolutions”) passed on 12 February 2013, received by electronic mail;

4.5                               an electronic version in PDF format of the extract of the resolutions in writing of the Board of Directors of FSM (the “FSM Board Resolutions”, and together with the FML Board Resolutions, the “Board Resolutions”) passed on 12 February 2013, received by electronic mail;

4.6                               the Certificate of Resident Secretary on FML dated 11 June 2013 issued by the company secretary;

4.7                               the Certificate of Resident Secretary on FSM dated 11 June 2013 issued by the company secretary;

4.8                               the Letter of Information and the Letter of Good Standing on FML dated 10 June 2013 carried out at the offices of the Labuan Financial Services Authority (“LFSA”) based on FML’s documents registered up to 10 June 2013 (the “FML LFSA Search Report”) and the results of an official search on FML issued by the office of the Director General of Insolvency dated 10 June 2013 (the “FML Winding-up Search Report”); and

4.9                               the Letter of Information and the Letter of Good Standing on FSM dated 10 June 2013 carried out at the offices of the LFSA based on FSM’s documents registered up to 10 June 2013 (the “FSM LFSA Search Report”) and the results of an official search on FSM issued by the office of the Director General of Insolvency dated 10 June 2013 (the “FSM Winding-up Search Report”).

5.                                      Except as stated in paragraph 4 above, we have not examined any contract, instrument or other document entered into by or affecting the Guarantors or any of the corporate records of the Guarantors, and have not made any other enquiries concerning the Guarantors.

6.                                      We have assumed:

6.1                              that each of the Transaction Documents is within the capacity and powers of, and has been validly authorised by or on behalf of, each party thereto (other than the Guarantors);

6.2                              that each of the Transaction Documents has been validly executed and delivered by or on behalf of each party thereto (other than the Guarantors) and has not been modified, supplemented or superseded;

6.3                              the genuineness of all signatures and seals on all documents and the completeness, and the conformity to original documents, of all copy or other specimen documents submitted to us;

6.4                              that the copies of (a) the Memorandum and Articles of Association and the Certificate of Incorporation of each of the Guarantors, (b) the Board Resolutions, and (c) the Declaration Letters submitted to us for examination, are true, complete and up-to-date copies and have not been modified, supplemented or superseded;

6.5                              that the information disclosed by the FML LFSA Search Report, the FML Winding-up Search Report, the FSM LFSA Search Report, FSM Winding-up Search Report (collectively, the “Search Reports”) are true and complete and that such information has not since then been materially altered and that such searches did not fail to disclose any material information which had been delivered for filing but was not disclosed at the time of issuance of the Search Reports;

6.6                              that there are no provisions of the laws of any jurisdiction other than Malaysia which would be contravened by the execution or delivery by each of the Transaction Documents and that, in so far as any obligation expressed to be incurred under each such document is to be performed in or is otherwise subject to the laws of any jurisdiction other than Malaysia, its performance of such obligation will not be illegal and such obligation will be valid and binding on and enforceable against the relevant party by virtue of the laws of that jurisdiction;

6.7                              that all authorisations, consents, approvals and orders required from any governmental or other authorities outside Malaysia and all other requirements outside Malaysia for the legality, validity and enforceability of each of the Transaction Documents have been duly obtained or fulfilled and are and will remain in full force and effect and that any conditions to which they are subject have been satisfied;

6.8                              the legal, valid and binding nature of the obligations of each of the parties under each of the Transaction Documents under all applicable laws other than the laws of Malaysia, and in particular, that each of the Transaction Documents constitutes the legal, valid, binding and enforceable obligations of each Guarantor for all purposes of the laws of the State of New York by which such document is expressed to be governed;

6.9                              that the Board Resolutions were passed in accordance with the procedures set out in the Memorandum and Articles of Association of each of the Guarantors respectively, have not been rescinded or modified and remain in full force and effect and that no other resolution or other action has been taken which could affect the validity of the Board Resolutions;

6.10                       that when each of the Guarantors entered into the transactions contemplated by the Transaction Documents it did not incur an obligation knowing it would be unable to perform that obligation when called on to do so;

6.11                        that no party to any of the Transaction Documents is, or will be, engaging in misleading or unconscionable conduct or seeking to conduct any relevant transaction or associated activity in a manner or for a purpose not evident on the face of each of the Transaction Documents which might render any of the Transaction Documents or any relevant transaction or associated activity illegal, void or voidable;

6.12                        that the choice of the law of the State of New York as the governing law of the Transaction Documents has been made in good faith and will be regarded as a valid and binding selection which will be upheld in the courts of such jurisdiction as a matter of the laws of such jurisdiction and all other relevant laws (other than Malaysian law);

6.13                        there are no dealings between the parties that affect the legality, validity and enforceability of any of the Transaction Documents;

6.14                        there are no provisions of the laws of any jurisdiction outside Malaysia which would have any implication for the opinions we express and, insofar as the laws of any jurisdiction outside Malaysia may be relevant, such laws have been or will be complied with;

6.15                        that no director of either FML or FSM has an interest in the transactions contemplated by the Transaction Documents;

6.16                        that in exercising the power of each of the Guarantors to enter into the Transaction Documents to undertake and perform the obligations expressed to be undertaken and performed by it under the Transaction Documents, its directors are acting in good faith and in furtherance of its substantive objects and for its legitimate purpose and that the entry into of the Transaction Documents may reasonably be considered to have been in the interests, and for the commercial benefit, of each of the Guarantors;

6.17                        that the execution and delivery by each of the Guarantors of its obligations under the Transaction Documents will not contravene any agreement or instrument binding upon it or its assets;

6.18                        that there has been no fraud or misconduct on the part of the Guarantors in relation to the Transaction Documents;

6.19                        that the terms and conditions of the Exchange Notes are in the identical form to the Original Notes which were reproduced as Exhibits A-1 and A-2 in the Indenture, save that the Exchange Notes are to be registered under the Act;

6.20                        the correctness of all facts stated in each of the Transaction Documents (other than those expressly opined on below); and

6.21                        that there are no facts material to our opinion which do not appear from the documents examined by us and of which we are unaware.

7.                                      Based on the documents examined by us (referred to in paragraph 4) and on the basis of the assumptions (as set out in paragraph 6) and subject to the qualifications (as set out in paragraphs 8 and 9 below), we are of the opinion that:

7.1                               Each of the Guarantors is a Labuan company duly incorporated under the Labuan Companies Act 1990 and validly existing under the laws applicable to the Federal Territory of Labuan, Malaysia, and is capable of suing and being sued.

7.2                               No winding-up order had been made in respect of the Guarantors as at 10 June 2013.

7.3                               Each of the Guarantors has the necessary corporate power under its Memorandum and Articles of Association to enable it to execute and perform its obligations under the Transaction Documents, and has taken all necessary corporate action required under the laws of Malaysia, to authorise its entry into, execution, delivery and performance of the Transaction Documents.

8.                                      In addition, this opinion is subject to the following qualifications:

8.1                               we give no opinion on tax matters and in particular give no opinion on the tax consequences of any transaction contemplated by the Transaction Documents or any related document;

8.2                               this opinion is given on the basis that there will be no amendment to or termination or replacement of the documents, authorisations and approvals referred to in paragraph 4 to this opinion and on the basis of the laws of Malaysia in force as at the date of this opinion.  This opinion is also given on the basis that we undertake no responsibility to notify any addressee of this opinion of any change in the laws of Malaysia after the date of this opinion;

8.3                               with respect to the Search Reports, it should be noted that whilst we have taken every care to ensure the accuracy of such search reports, such searches are dependent on the accuracy of the records maintained by the LFSA and the Department of Insolvency, and the information obtained from the Search Reports may not reflect filings made in the several months prior to the date of such search as the updating of such information is done by the LFSA and the Department of Insolvency periodically; and

8.4                               we express no opinion as to any laws other than the laws of Malaysia and we have assumed that there is nothing in any other law that affects our opinion.

9.                                      This opinion is being issued solely for the purpose of the Registration Statement. It is strictly limited to the matters stated therein and is not to be read as extending by implication to any other matter or document in connection with the Registration Statement, any other document mentioned in the Registration Statement or any other document signed in connection therewith. It is not to be quoted or referred to in any public document or filed with any governmental agency or other person without our consent in writing.

10.                               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement.  By giving of this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Act or within the category of persons whose consent is required by Section 7 of the Act.

Yours faithfully

/s/ Rahmat Lim & Partners

Rahmat Lim & Partners